2015-12-16, 17:09:56, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Herrick.L	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2756552
Security designation	Common Shares
Opening balance of securities held	623127
Date of transaction	2015-12-15
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value or underlying securities acquired	5500
Equivalent number or value or underlying securities acquired	5500
Number or value of securities or contracts disposed of
Equivalent number or value of securities or contracts disposed of
Unit price or exercise price	2.25	Currency	Canadian

Closing balance of securities held	628627	Insider’s
		calculated
		balance
Filing date/time	2015-12-16
	17:05:21
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2015-12-16, 17:09:56, EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Herrick.L	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2756564
Security designation	Common Shares
Opening balance of securities held	628627
Date of transaction	2015-12-16
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value or underlying securities acquired	60500
Equivalent number or value or underlying securities acquired	60500
Number or value of securities or contracts disposed of
Equivalent number or value of securities or contracts disposed of
Unit price or exercise price	2.177	Currency	Canadian

Closing balance of securities held	689127	Insider’s
		calculated
		balance
Filing date/time	2015-12-16
	17:09:40
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities